CLARUS CORPORATION
                        ONE LANDMARK SQUARE - 22ND FLOOR
                           STAMFORD, CONNECTICUT 06901

                                                              May 1, 2006


Mr. Warren B. Kanders
c/o Kander & Company, Inc.
One Landmark Square, 22nd Floor
Stamford, Connecticut 06901

                           Re:      Employment Agreement


Dear Mr. Kanders:

         Reference is made to the Employment Agreement dated as of December 6, 2002, between you and Clarus Corporation (the "Original Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Original Agreement.

         The Original Agreement is hereby amended, effective as of December 6, 2005, as follows:

         1. The Term of the Original Agreement is hereby extended and shall continue (i) subject to termination without cause at any time by the Company or the Employee, immediately upon written notice to the other party, or (ii) until otherwise terminated pursuant to Section 10 of the Original Agreement.

         2. The Company shall continue the term life insurance required by
Section 4(b) of the Original Agreement until the termination of employment.

         3. Section 12(f) of the Original Agreement is hereby amended to provide that the address of the Company is as set forth at the top of this letter.

         4. The Company's obligation to make any payments pursuant to Section 10(d) of the Original Agreement, in the event of the termination by the Company of the Employee's employment without cause, shall be subject to the Employee's making himself reasonably available to and cooperating with the Company during any such payment period to assist with transition issues or in defending any claims asserted against the Company with respect to which the Employee has material knowledge or information. The Company shall cover reasonable out-of-pocket expenses incurred by the Employee pursuant to this paragraph in accordance with its customary reimbursement policies and practices.

         5. For avoidance of doubt: The provisions of Sections 7 (Confidentiality), 8 (Non-Competition) and 9 (Remedies) shall survive the end of the Term and remain in full force and effect as provided in the Original Agreement, it being understood that the phrase "termination of this Agreement" or any similar phrase used in the aforesaid sections of the Original Agreement shall mean (i) the date of termination pursuant to paragraph 1 hereof or (ii) any termination date pursuant to termination in accordance with the provisions of Sections 10(a) through 10(f) of the Original Agreement.

         6. The Original Agreement shall continue in full force and effect, except as amended herein.

         Kindly sign where indicated below to confirm your agreement with the forgoing and return the signed copy of this letter to me.

                                          Very truly yours,
                                          Clarus Corporation


                                          By: _______________________________
                                                   Nigel P. Ekern,
                                                   Chief Administrative Officer


Confirmed and Agreed:


-------------------------------
         Warren B. Kanders